Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

United States Securities and Exchange Commission

Division of Corporate Finance

100 F Street, N.E.

Washington, DC 20549

File Number: 333-177209

To Whom It May Concern:

We have read the Item 4.01 of Form 8-K dated October 21, 2013 of Sanborn Resources Ltd. and are in agreement with the statements contained therein concerning our firm.

Very truly yours,

Weinberg & Baer LLC

Baltimore, Maryland

October 22, 2013